OP-TECH ENVIRONMENTAL SERVICES, INC.
                    (A DELAWARE CORPORATION)
                     _____________________
            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        NOVEMBER 17, 1999

To the Stockholders of

          OP-TECH ENVIRONMENTAL SERVICES, INC.

     The Annual Meeting of Stockholders of OP-TECH Environmental Services, Inc. (the "Corporation") will be held at the Homewood Suites Hotel, 275 Elwood Davis Road, Liverpool, New York on November 17, 1999 at 3:30 p.m., local time, to consider and vote on the following matters described under the corresponding numbers in the attached Proxy Statement:

     (1)  The election of five directors;

     (2) To ratify the appointment of PricewaterhouseCoopers, LLP as independent auditors of the Corporation; and

     (2) To transact such other business as may properly come before the meeting or any adjournments thereof.

     Stockholders of record at the close of business on November 2, 1999 are the only stockholders entitled to notice of and to vote at the Annual Stockholders Meeting. The list of such stockholders will be available for inspection by stockholders during the ten (10) days prior to the meeting in accordance with
Section 219 of the Delaware General Corporation Law at the offices of the Corporation, 6392 Deere Road, Syracuse, New York 13206. Stockholders may make arrangements for such inspection by contacting the Secretary, Dennis Lerner, of OP-TECH Environmental Services, Inc., 6392 Deere Road, Syracuse, New York 13206. The stock transfer books of the Corporation will not be closed.

WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE FILL IN, SIGN AND
MAIL  THE  ENCLOSED PROXY, WHICH IS SOLICITED  BY  THE  BOARD  OF
DIRECTORS.  THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT
TO VOTE IN THE EVENT YOU ATTEND THE MEETING.

                             By Order of the Board of Directors,

                                   Dennis Lerner
                                   Secretary
November 3, 1999
     Requests for additional copies of the proxy material should be addressed to the Secretary, OP-TECH Environmental Services, Inc., 6392 Deere Road, Syracuse, New York 13206.




              OP-TECH Environmental Services, Inc.
                         6392 Deere Road
                    Syracuse, New York 13206
                        _________________


                         PROXY STATEMENT

                       ___________________

                 ANNUAL MEETING OF STOCKHOLDERS
                        November 17, 1999

     The enclosed Proxy is solicited by the Board of Directors of OP-TECH Environmental Services, Inc. (the "Corporation") in connection with the Annual Meeting of Stockholders to be held on November 17, 1999. The Board of Directors has fixed November 2, 1999 at the close of business, as the record date for the determination of stockholders entitled to vote at the meeting. Any Proxy received by the Board of Directors may be revoked, either in writing or in person, by the recordholder of the shares covered thereby, if such revocation is received by the Corporation at any time prior to said Proxy being exercised. It is anticipated that this Proxy Statement and the enclosed Notice and Proxy first will be mailed to stockholders of record on or about November 3, 1999.

     All Proxies will be voted in accordance with the instructions contained therein and if no choice is specified will be voted in favor of the election as directors of the persons named herein. The Corporation knows of no reason why any of the nominees named herein would be unable to serve. In the event, however, that any such nominees should, prior to the election, become unable to serve as a director, the Proxy will be voted for such substitute nominee, if any, as the Board of Directors shall propose.

     The Annual Report of Form 10-K of the Corporation, including financial statements for the year ended December 31, 1998, is enclosed herewith, but without exhibits as filed with the Securities and Exchange Commission. Any stockholder may, by written request directed to the Secretary, OP-TECH Environmental Services, Inc., 6392 Deere Road, Syracuse, New York 13206, request a copy of one or more exhibits thereto, in which case, the Corporation's reasonable expenses of furnishing such exhibits may be charged.

                        VOTING SECURITIES

     All the voting power of the Corporation is vested in its Common Stock. As of the close of business on September 30, 1999, 11,603,963 shares of Common Stock, par value $.01 per share, were outstanding. Each share of Common Stock is entitled to one vote.

     Set forth below is information concerning the ownership as of September 30, 1999 of the Common Stock of the Corporation by persons who, to the knowledge of the Board of Directors, beneficially own more than five (5%) percent of the outstanding shares of Common Stock of the Corporation.


Name and Address       Number of Shares of Common            Percentage
of Beneficial Owner    Stock Beneficially Owned(1)            of Class

O'Brien & Gere Limited      3,148,200 (2)                        27%
5000 Brittonfield Parkway
East Syracuse, NY 13057

M&T Bank                    5,622,140                            48%
101 S. Salina Street
Syracuse, NY 13202

            (1) Except as set forth in (2) below, the beneficial owners have sole voting and investment power over the shares owned.
            (2) Through March 24, 2003, O'Brien & Gere Limited ("Limited") has agreed (a) to vote its shares to elect up to 2 nominees of M&T Bank to the Board of Directors, and (b) should Limited sell shares of the Company, it will not do so at a faster rate than M&T Bank, should they elect to sell shares.

                      ELECTION OF DIRECTORS
NOMINEES

     Five Directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting and until his successor is elected and qualified.

     The following table sets forth certain information furnished to the Corporation regarding the persons who are nominees for the election as directors of the Corporation.

Name, Age, Principal   Years First    Principal Occupation For
    Occupation           Elected         Past Five Years

Robert J. Berger (56)     1998        Mr. Berger was employed in various
Director                              positions for OnBank from
                                      1978 through March 31, 1998, his
                                      last position being Chief Financial
                                      Officer. From April through August
                                      1998, he served as consultant to
                                      First Empire State Corp. pursuant to
                                      its merger  with OnBank. Since
                                      August 1998, he has been an Adjunct
                                      Professor and a Director of the
                                      Madden Institute of Business Education
                                      at LeMoyne College, Syracuse,
                                      New York.

Richard L. Elander (57)   1991        Mr. Elander served as Vice President
Director                              and General Manager from June 1994
                                      to December 1996. He also
                                      served as Chief Executive Officer
                                      from November 1991 to June 1994. Mr.
                                      Elander served as a Director of
                                      O'Brien & Gere Limited from August
                                      1991 to December 1995. Mr. Elander
                                      served as President of O'Brien & Gere
                                      Operations, Inc. from 1983 to 1996.
                                      Currently, Mr. Elander is employed as
                                      the Commissioner of Drainage and
                                      Sanitation for Onondaga County.

John R. Loveland (61)     1994        Mr. Loveland has served his present
Chairman of the Board &               positions since June 1994. He has
Chief Executive Officer               been a director of O'Brien & Gere
                                      Engineers, Inc. since 1973. He also
                                      served as President of O'Brien & Gere
                                      Engineers Inc. from 1980 to December
                                      1992. He served as Chairman of the
                                      Board of O'Brien & Gere Limited from
                                      1989 to March 1999.

Cornelius B. Murphy, Jr.(53) 1991     Mr. Murphy has served in his current
Director                              position as Director since June 1994.
                                      He served as the Corporation's
                                      Chairman of the Board from November of
                                      1991 to June 1994. Mr. Murphy has been
                                      a Director of O'Brien & Gere Limited
                                      since 1985, and President of O'Brien &
                                      Gere Engineers, Inc. from 1992 to
                                      1997. Prior to that, Mr. Murphy served
                                      as Senior Vice President of O'Brien &
                                      Gere Technical Services, Inc. since
                                      1992. From 1982 to 1992, Mr. Murphy
                                      served as President of O'Brien & Gere
                                      Technical Services, Inc. Mr. Murphy
                                      currently serves as Chief Scientist
                                      of O'Brien & Gere Engineers.

Steven A. Sanders (54) 1991           Mr. Sanders is a partner in the law
Director                              firm of Beckman, Millman, and Sanders.
                                      Mr. Sanders has also been President
                                      of the Law Office of Steven A.
                                      Sanders, PC since 1992. Prior to that,
                                      he served as Counsel to Jacobs
                                      Persinger & Parker from 1987 to 1992.
                                      Prior thereto,  Mr. Sanders served as
                                      Senior Partner of the law firm Sanders
                                      and Sierchio.

Each of the above nominees, with the exception of Messrs. Loveland, Sanders and Berger, were elected a director on
November,  1991.   Mr.  Sanders was  elected  as  a  director  in
September of 1991, Mr. Loveland was elected as a director in August of 1994, and Mr. Berger was elected as a director in November of 1998. Each director has served continuously since he was first elected.

     The Board of Directors held 5 meetings during the last calendar year.

     The following table sets forth certain information furnished to the Corporation regarding the beneficial ownership of the Corporation's Common Stock at September 30, 1999 by each director and nominee for election as director and by all directors, nominees and officers as a group:

Name and Address       Number of Shares of Common             Percentage
of Beneficial Owner    Stock Beneficially Owned (1)            of Class

O'Brien & Gere Limited      3,148,200 (2)                        27%
5000 Brittonfield Parkway
East Syracuse, NY 13057

M&T Bank                    5,622,140                            48%
101 S. Salina Street
Syracuse, NY 13202

Richard L. Elander            329,365 (5)                         3%

Robert J. Berger               -0-    (5)                        -0-

Cornelius B.Murphy, Jr.         1,424 (5)                        <1%

Steven A. Sanders               4,799 (3)(5)                     <1%

John R. Loveland              127,093 (4)(5)                      1%

All Officers & Directors      436,535 (2)(3)(4)                   4%
as a Group (10 persons)

     (1) Except as set forth in (2) below, the beneficial owners have sole voting and investment power over the shares owned.

     (2) Through March 24, 2003, O'Brien & Gere Limited ("Limited") has agreed (a) to vote its shares to elect up to 2 nominees of M&T Bank to the Board of Directors, and (b) should Limited sell shares of the Company, it will not do so at a faster rate than M&T Bank, should they elect to sell shares.

     (3)  Does  not  include 200 shares, which are owned  by  Mr.
          Sanders' wife as custodian for his son, as to which Mr.
          Sanders disclaims beneficial ownership.

     (4)  Includes  50,000  shares  issuable  upon  exercise   of
          currently exercisable options. Does not include 3,148,200 shares currently owned by Limited of which Mr. Loveland is a director. Includes 76,659 shares owned by Mr. Loveland's wife as to which Mr. Loveland disclaims beneficial ownership.

     (5)  Director

Executive Compensation

     The following table sets forth summary information concerning compensation paid or accrued by the Corporation for services rendered during the fiscal year ended December 31, 1998, to the Corporation's Chief Executive Officer and the other most highly compensated executive officer.

                    Summary Compensation Table

                                               Long Term Compensation
                   Annual                      Awards   Payments
Name and           Compensation  Other Annual    #      LTIP     All Other
Principal Position Year  Salary  Compensation  Options  Payouts  Compensation

John R. Loveland    1998 $13,920      -0-        -0-       -0-        -0-
Chairman and        1997 $19,200      -0-       50,000     -0-        -0-
CEO                 1996 $16,800      -0-       50,000     -0-        -0-

Anthony R. Pongonis 1998 $92,220(1)   -0-        -0-       -0-        -0-
President

     (1) Includes stock bonus with a market value of $2,500 at the time of award.

     The Corporation has no formal deferred compensation or bonus
plans.   The  Corporation  has adopted an incentive  compensation
plan.

     The Corporation has an Incentive Stock Option Plan (the "ISO Plan"). The ISO Plan has been administered by a committee of the Board of Directors. Designation of the key employees of the Corporation including employees who are officers or directors, to hold options under the ISO Plan and the number of options to be granted have been determined by the Board of Directors.

     The ISO Plan authorizes the granting of options to purchase up to 500,000 shares of Common Stock of the Corporation (subject to adjustment in the event of recapitalization or similar change). Each option granted under the ISO Plan may be exercised during a period of fixed by the Board of Directors but in no event more than ten (10) years from the date of grant. The purchase price for each share of Common Stock on the date of grant of the option and is payable in shares of Common Stock of the Corporation owned by the optionee, or partially by cash or check and partially by delivery of shares of Common Stock of the Corporation owned by the optionee.

     Set forth below is certain information concerning options outstanding under th ISO Plan as to the persons named below, and to all executive officers as a group.

     Name                  Options Granted      Exercise Price
John R. Loveland               50,000                $1.50
Executive Officers as a Group  50,000

     No options were exercised by any officer or director of the Corporation during the fiscal year. Directors of the Company are paid $500 for each quarter plus reimbursement for their actual expenses incurred in attending meetings.

     The following table summarizes all executive officers and directors of the Company as of June 30, 1999:

     Name                  Age       Position Held
John R. Loveland           61        Chairman of the Board and CEO
Cornelius B. Murphy, Jr.   53        Director
Anthony R. Pongonis        44        President
Christopher J. Polimino    33        Executive Vice President
Richard L. Elander         57        Director
Dennis S. Lerner           57        Secretary
Joseph M. McNulty          43        Treasurer
Robert J. Berger           56        Director
Steven A. Sanders          53        Director
James C. Graye             50        Vice President

Business Experience

     See Election of Directors-Nominees for business experience for Messrs. Berger, Loveland, Murphy, Elander and Sanders.

     Mr. Lerner has served in his present position since February of 1994. Mr. Lerner is Assistant Secretary of O'Brien & Gere
Engineers Inc. a wholly owned subsidiary of O'Brien & Gere Limited and serves as o'Brien & Gere Engineer's in-house legal counsel. He has held this position since 1990.

     Mr.  McNulty  has  served  in  his  present  position  since
February  1993.  Mr. McNulty is the Vice President of Finance  of
O'Brien & Gere Limited since April of 1995 and serves as a Director of O'Brien & Gere, Inc. of North America.

     Mr.  Pongonis has served in his present position since 1996.
He has over twenty-five years experience in the environmental services market.

     Mr. Polimino has served as a Vice President since 1998 and has been employed by the Company in various positions since 1994.

     Mr.  Graye  served as Vice President from April of  1999  to
September of 1999.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On June 30, 1998, the Company renewed its lease agreement with O'Brien & Gere Property Development (an affiliate) to occupy approximately 17,000 square feet of office and garage space. The terms of the lease extend through June 30, 2001. Total rent expense incurred under this lease agreement in 1998 amounted to approximately $77,000.

     During 1998, the Company provided approximately $283,000  of
remediation,  sub-contract  support  and  project   services   to
affiliated parties.

     The Company purchases technical and consulting services from
affiliated  parties.   The costs for these services  amounted  to
approximately $325,000 for 1998.

     The Company has a $2,000,000 unsecured line of credit with BSB Bank & Trust Co. due on April 30, 2000. Interest is payable at prime plus 1 1/4%. Interest expense on this line of credit amounted to approximately $65,000 for 1998.

     Steven A. Sanders, is a partner in the law firm of Beckman, Millman & Sanders, LLP. Mr. Sanders has provided professional services to the Company since August of 1991, and it is anticipated that he will continue to do so.

Compliance with Section 16(a) of the Exchange Act

     To the Company's knowledge, based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to the Company and written representations that no other reports were required, during the year ending December 31, 1995, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners have been met.

     RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm PricewaterhouseCoopers, LLP as independent auditors for the year ending December 31, 1999, subject to ratification by the stockholders at the Annual Meeting. Representatives of PricewaterhouseCoopers, LLP are expected to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.

                         OTHER MATTERS

     The Board of Directors knows of no matters to be presented at the meeting other than those set forth in the foregoing Notice of Annual Meeting. If other matters properly come before the meeting, the persons named on the accompanying form of proxy intend to vote the shares subject to such Proxies in accordance with their best judgment.

Additional Information

     The cost of solicitation of Proxies will be borne by the Corporation. If necessary to insure satisfactory representation at this meeting, Proxies may be solicited to a limited extent by telephone, telegraph or personal interview by officers and employees of the Corporation, except for actual out-of-pocket communication charges. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners and their reasonable expenses therefore will be reimbursed by the Corporation.

Stockholder's Proposals

     From time to time, stockholders present proposals which may be proper subjects for inclusion in the Proxy Statement and for consideration at the Annual Meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 1999 Annual Meeting must be received by the Corporation no later than August 1, 2000.